EXHIBIT 99

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes–Oxley Act Of 2002

In connection with the Annual Report of the Ocean Retirement Savings Plan (the “Plan”) on Form 11–K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert L. Thompson, Member, Plan Administrative Committee, and Raymond P. Albrecht, Chairman, Plan Administrative Committee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002 , that

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits as of December 31, 2002 and the changes in net assets available for plan benefits for the year ended December 31, 2002 for the Plan.

/s/ Robert L. Thompson

Robert L. Thompson
Member, Plan Administrative Committee

June 27, 2003

/s/ Raymond P. Albrecht

Raymond P. Albrecht
Chairman, Plan Administrative Committee

June 27, 2003